UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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PARK-OHIO HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PARK-OHIO HOLDINGS CORP.

23000 Euclid Avenue

Euclid, Ohio 44117

Notice of 2005 Annual Meeting of Shareholders

          The 2005 annual meeting of shareholders of Park-Ohio Holdings Corp., an Ohio corporation (the “Company”), will be held at The Manor, 24111 Tungsten/Rockwell Road, Euclid, Ohio 44117 on Thursday, May 26, 2005, at 10:00 A.M., Cleveland Time. The purposes of the meeting are:

1.	To elect three directors to serve until the 2008 annual meeting of shareholders; and

2.	To act on other matters that are properly brought before the annual meeting or any adjournments, postponements or continuations thereof.

      The Board of Directors set April 1, 2005 as the record date for the annual meeting. This means that owners of Common Stock at the close of business on that date are entitled to (1) receive notice of the meeting and (2) vote at the meeting and any adjournments or postponements of the meeting.

      You are invited to attend the annual meeting and urged to mark, sign and return the proxy card in the enclosed envelope, regardless of whether you expect to attend the annual meeting. No postage is required if mailed in the United States. Your proxy will not be used if you attend the annual meeting and vote in person. If you attend the annual meeting, you may be asked to present a valid picture identification.

By Order of the Board of Directors

ROBERT D. VILSACK
Secretary and General Counsel

April 14, 2005

PARK-OHIO HOLDINGS CORP.

23000 Euclid Avenue

Euclid, Ohio 44117

Proxy Statement for

Annual Meeting of Shareholders
To Be Held On May 26, 2005

GENERAL INFORMATION

      The Board of Directors is furnishing this proxy statement in order to solicit proxies on its behalf to be voted at the annual meeting of shareholders of the Company. The annual meeting will be held at The Manor, 24111 Tungsten/Rockwell Road, Euclid, Ohio 44117 on Thursday, May 26, 2005, at 10:00 A.M., Cleveland Time, and any and all adjournments, postponements or continuations thereof.

      Proxy materials are first being mailed to shareholders on or about April 14, 2005. A shareholder giving a proxy may revoke it, without affecting any vote previously taken, by a later appointment received by the Company prior to the annual meeting or by giving notice to the Company in writing or in open meeting. Attendance at the meeting will not in itself revoke a proxy. Shares represented by properly executed proxies will be voted at the meeting. If a shareholder has specified how the proxy is to be voted with respect to a matter listed on the proxy, it will be voted in accordance with such specifications. If no specification is made, the executed proxy will be voted “FOR” the election of the nominees for directors. The Company’s Articles of Incorporation do not provide for cumulative voting in the election of directors.

      The record date for the determination of shareholders entitled to notice of and to vote at the 2005 annual meeting is April 1, 2005. As of April 1, 2005, there were issued and outstanding 10,902,601 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). Each share has one vote.

      So far as the Company is aware, no matters other than those described in this proxy statement will be presented to the meeting for action on the part of the shareholders. If any other matters are properly brought before the meeting, of which we did not have notice of on or prior to February 25, 2005, or that applicable law otherwise permits proxies to vote on a discretionary basis, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates thereon in accordance with their best judgment. Abstentions and broker non-votes will be counted as present at the meeting for purposes of determining a quorum, but will not be counted as voting, except as otherwise required by law and indicated herein.

      The cost of soliciting proxies, including the charges and expenses incurred by brokerage firms and other persons for the forwarding of proxy materials to the beneficial owners of such shares, will be borne by the Company. Proxies may be solicited by officers and employees of the Company, by letter, by telephone or in person. Such individuals will not be additionally compensated but may be reimbursed by the Company for reasonable out-of-pocket expenses incurred in connection therewith. In addition, the Company has retained Morrow & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies and will pay such firm a fee, estimated to be $4,000, plus reimbursement of out-of-pocket expenses.

ELECTION OF DIRECTORS

General

      The authorized number of directors of the Company is presently fixed at nine, divided into three classes of three members. The directors of each class are elected for three-year terms so that the term of office of one class of directors expires at each annual meeting. Proxies may only be voted for the nominees identified in the section entitled “Nominees for Election.”

      The class of directors to be elected in 2005, who will hold their positions for a term of three years and until the election of their successors, has been fixed at three. Unless otherwise directed, proxies in the accompanying form will be voted in favor of electing to that class: Edward F. Crawford, Kevin R. Greene and Ronna Romney, all of whom have been previously elected as directors by you. The persons named in the accompanying proxy will vote the proxies received by them (unless authority to vote is withheld) for the election of Edward F. Crawford, Kevin R. Greene and Ronna Romney. If any nominee is not available at the time of election, the proxy holders may vote in their discretion for a substitute or such vacancy may be filled later by the Board. The Company has no reason to believe any nominee will be unavailable.

Recommendation and Vote Required

      The affirmative vote of a plurality of the shares of Common Stock represented at the meeting is required to elect Edward F. Crawford, Kevin R. Greene and Ronna Romney as directors of the Company to serve until the annual meeting of shareholders in the year 2008.

      Your Board of Directors unanimously recommends a vote “FOR” Edward F. Crawford, Kevin R. Greene and Ronna Romney as directors.

Biographical Information

      Information is set forth below regarding the nominees for election and the directors who will continue in office as directors of the Company after the meeting, including their ages, principal occupations during at least the past five years and other directorships presently held. Also set forth is the date each was first elected as a director of the Company.

Nominees for Election

		Principal Occupation
Name	Age	and Other Directorships

Edward F. Crawford (a)	65	Director, Chairman and Chief Executive Officer of the Company since 1992 and President of the Company from 1997 to 2003; Chairman, Crawford Group, Inc. (a management company for a group of manufacturing companies) since 1964; Director of Continental Global Group, Inc.

Kevin R. Greene (b,d)	46	Director of the Company since 1998; Chairman and Chief Executive Officer of KR Group (international investment banking and consulting firm) since 1992; Chairman and Chief Executive Officer of Capital Resource Holdings L.L.C. (pension consultant) from 1999 through 2004; formerly a management consultant with McKinsey & Company (consulting firm); director of Capital Resource Holdings, LLC

Ronna Romney (d)	61	Director of the Company since 2001; former political and news commentator for radio and television; author; U.S. Senate Candidate for Michigan 1996; former Chairperson for President’s Commissions on White House Fellowships and The White House Commission Presidential Scholars; former Commissioner on President’s National Advisory Council on Adult Education; Lead Director and Chairman of Governance of Molina Healthcare, Inc.

Directors Continuing in Office With Term Expiring in 2006

		Principal Occupation
Name	Age	and Other Directorships

Matthew V. Crawford	35	Director of the Company since 1997; President and Chief Operating Officer since 2003; Senior Vice President of the Company from 2001 to 2003; Assistant Secretary and Corporate Counsel of the Company from February 1995 to 2001; President of Crawford Group, Inc. (a management company for a group of manufacturing companies) since 1995; Mr. E. Crawford is the father of Mr. M. Crawford

Lewis E. Hatch, Jr. (b,c,d)	78	Director of the Company since 1992; Business Consultant since 1993; former director of ImageMax, Inc. (image storage service company) from 1997 to 2002 and Chairman from September 1998 to June 1999; former Director of Teleflex, Inc. (designer and manufacturer of high performance products) from 1976 to 1999; former Chairman and Chief Operating Officer, Rusch International (international medical device company) from 1985 to 1992

Lawrence O. Selhorst (c,d)	72	Director of the Company since 1995; Chairman since 1968 and Chief Executive Officer and President from 1968 to 2001 of American Spring Wire Corp. (spring wire manufacturer); former Chairman of the Board of RB&W Corporation (fastener manufacturer and distributor) from September 1992 to March 1995.

Directors Continuing In Office with Term Expiring in 2007

		Principal Occupation
Name	Age	and Other Directorships

Patrick V. Auletta (a,b,d)	54	Director of the Company since 2004; President Emeritus of KeyBank National Association (financial services company) since 2005; President of KeyBank National Association from 2001 to 2004; has 32 years of banking experience at KeyBank

Dan T. Moore III (d)	65	Director of the Company since 2003; Chief Executive Officer of Dan T. Moore Co. and related companies (Soundwich, Flow Polymers and Team Wendy) (research and development of advanced materials) since 1969. Director of Invacare Corporation and Hawk Corporation

James W. Wert (a,b,c,d)	58	Director of the Company since 1992 and Vice Chairman of the Company since 2002; Chief Executive Officer and President since 2003 and Vice President from 2000 to 2002, Clanco Management Corporation (registered investment advisor); formerly Senior Executive Vice President and Chief Investment Officer, KeyCorp (financial services company) from 1995 to 1996 and Chief Financial Officer, KeyCorp and predecessor companies from 1990 to 1995. Director of Continental Global Group, Inc., Marlin Business Services Corp. and Paragon Holdings, Inc.

 a Member, Executive Committee

 b Member, Audit Committee
 c Member, Compensation Committee
 d Member, Nominating and Corporate Governance Committee

PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information with respect to beneficial ownership of the Common Stock of the Company by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; (ii) each director or director nominee of the Company; (iii) each Named Executive Officer individually; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the information is as of February 28, 2005, and the nature of beneficial ownership consists of sole voting and investment power.

	Shares of
	Common Stock		Shares Acquirable	Percent
Name of Beneficial Owner	Currently Owned		Within 60 Days(1)	of Class

Edward F. Crawford	2,035,417	(a)(b)	300,000	20.8

Matthew V. Crawford	996,701	(b)(c)	275,000	11.4

James W. Wert	88,000		54,500	1.3

Lewis E. Hatch, Jr.	49,060		0	*

Richard P. Elliott	12,500		5,000	*

Kevin R. Greene	2,000		16,300	*

Patrick W. Fogarty	33,096	(d)	0	*

Ronna Romney	2,000		8,200	*

Lawrence O. Selhorst	2,000		43,750	*

Dan T. Moore, III	2,000		9,500	*

Robert D. Vilsack	3,000		6,667	*

Patrick V. Auletta	4,000		0	*

GAMCO Investors, Inc.	1,483,981	(e)	—	13.6

Directors and executive officers as a group (12 persons)	3,132,673		718,917	33.1

 *  Less than one percent.

(1)	Reflects the number of shares that could be purchased by exercise of options vested at February 28, 2005 or within 60 days thereafter.

(a)	The total includes 1,875,000 shares over which Mr. E. Crawford has sole voting and investment power, 22,500 shares owned by L’Accent de Provence of which Mr. E. Crawford is President and owner of 25% of its capital stock and over which Mr. E. Crawford shares voting and investment power, 17,000 shares owned by EFC Properties, Inc. of which Mr. E. Crawford is the President and has sole voting and investment power, and 9,500 shares owned by Mr. E. Crawford’s wife as to which Mr. E. Crawford disclaims beneficial ownership. The total includes 14,316 shares held under the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries as of February 23, 2005. The address of Mr. E. Crawford is the business address of the Company.

(b)	Includes an aggregate of 97,101 shares over which Messrs. E. Crawford and M. Crawford have shared voting power and investment power, consisting of: 44,000 shares held by a charitable foundation; 11,700 shares owned by Crawford Container Company; and 41,401 shares owned by First Francis Company, Inc. These 97,101 shares are included in the beneficial ownership amounts reported for both

Mr. E. Crawford and Mr. M. Crawford. The address of Mr. M. Crawford is the business address of the Company.

(c)	Total includes 899,600 shares over which Mr. M. Crawford has sole voting and investment power.

(d)	Total also includes 1,096 shares held under the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries as of February 23, 2005.

(e)	Based on information set forth on Amendment No. 16 to Schedule 13D as filed with the Securities and Exchange Commission on January 3, 2005. Includes 1,154,542 shares held by GAMCO Investors, Inc., 317,600 shares held by Gabelli Funds, LLC, 8,500 shares held by MJG Associates Inc., and 3,339 shares held by Mr. Mario J. Gabelli, as of December 31, 2004. Gabelli Group Capital Partners, Inc. is the ultimate parent holding company for the above listed companies, and Mr. Mario J. Gabelli is the majority shareholder of Gabelli Group Capital Partners, Inc., which has its principal business office at One Corporate Center, Rye, New York 10580.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based upon a review of filings, we believe that all of the directors and executive officers complied during fiscal year 2004 with the requirements of Section 16(a) of the Securities and Exchange Act of 1934, with the exception of James W. Wert, who filed a Form 4 on October 12, 2004 reporting the sale of 10,000 shares on October 1, 2004. Mr. Wert also filed a Form 5 on March 1, 2005 in order to report the sale of 5,000 shares on December 16, 2004 and correct a Form 4 filed on December 21, 2004 to document the gifting of 6,000 shares on December 16, 2004 instead of December 17, 2004, as reported.

CERTAIN MATTERS PERTAINING TO THE BOARD OF DIRECTORS AND

CORPORATE GOVERNANCE

Corporate Governance

      The Board believes that there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer and President, as directors. The current Board members include seven independent directors (including two of the nominees).

      Director Independence. Each of our directors other than Messrs. E. Crawford and M. Crawford qualify as “independent” in accordance with the published listing requirements of the National Association of Securities Dealers, Inc. (the “NASD”). The NASD independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NASD listing requirements, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and management.

      In addition, as required by NASD listing requirements, the members of the Audit Committee each qualify as “independent” under special standards established by the Securities and Exchange Commission (the “SEC”) for members of audit committees. The Audit Committee also includes at least one independent member who the Board has determined meets the qualifications of an “audit committee financial expert” in accordance with SEC rules. Lewis E. Hatch, Jr. is the independent director who has been determined to be an audit committee financial expert. Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Hatch’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Hatch any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

      Code of Business Conduct and Ethics. All directors, officers and employees of the Company must act ethically at all times and in accordance with the policies comprising the Company’s Code of Business Conduct and Ethics. A copy of the code is available, without charge, upon written request to: Secretary, Park-Ohio Holdings Corp., 23000 Euclid Ave., Cleveland, Ohio 44117. A copy of the code is also available on the Company’s website at www.pkoh.com.

Board of Directors and Committees

      Board Committees and Charters. The Board currently has, and appoints the members of, Audit, Compensation, Nominating and Corporate Governance, and Executive Committees. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an independent director in accordance with the NASD listing requirements. The Audit Committee has a written charter approved by the Board.

      Audit Committee. The Audit Committee consists of Messrs. Auletta, Greene, Hatch and Wert, with Mr. Hatch as its chairman. The Audit Committee assists the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent auditors. In 2004, the Audit

Committee held seven meetings. The responsibilities and activities of the Audit Committee are described in greater detail in “Audit Committee Report” and Audit Committee Charter. The Audit Committee Charter is available on the Company’s website at www.pkoh.com.

      Compensation Committee. The Compensation Committee consists of Messrs. Hatch, Selhorst and Wert, with Mr. Selhorst as its chairman. The Compensation Committee reviews and approves salaries, performance-based incentives and other matters relating to executive compensation, and administers the Company’s stock option plans, including reviewing and granting stock options to executive officers. The Compensation Committee also reviews and approves various other Company compensation policies and matters. The Compensation Committee held no meetings in 2004. For more information, see “Compensation Committee Report.”

      Executive Committee. The Executive Committee consists of Messrs. E. Crawford, Wert and Auletta, with Mr. Wert as its chairman. The Executive Committee may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee or to other persons and except as limited by Ohio law and the Company regulations. The Executive Committee held no meetings in 2004, but also regularly acts by written consent.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Messrs. Auletta, Greene, Hatch, Moore, Selhorst, Wert and Ms. Romney, with Mr. Wert as its chairman, and consists of all of the Company’s independent directors, in accordance with NASD listing requirements. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating and Corporate Governance Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. This assessment includes issues of diversity in numerous factors such as: age; understanding of and achievements in manufacturing, technology, finance and marketing; and international experience and culture. These factors, and any other qualifications considered useful by the Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Corporate Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess. The Nominating and Corporate Governance Committee establishes procedures for the nomination process, recommends candidates for election to the Board and also nominates officers for election by the Board. The Nominating and Corporate Governance Committee has not yet adopted a written charter.

      Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In general, candidates for nomination to the Board are suggested by Board members or by employees. The Nominating and Corporate Governance Committee will consider candidates proposed by shareholders. The Committee evaluates candidates proposed by shareholders using the same criteria as for other candidates. Any shareholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include (1) complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience and particular fields of expertise, (2) an indication of the nominee’s consent to serve as a director of the Company if elected, and (3) the reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director of the Company, and should be addressed to the Secretary of the Company at 23000 Euclid Avenue, Euclid, Ohio 44117.

      The Nominating and Corporate Governance Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance. The Nominating and Corporate Governance Committee also reviews and assesses the effectiveness of the Board’s Code of Business Conduct and Ethics and recommends to the Board proposed revisions to the code. In addition, the Nominating and Corporate Governance Committee reviews shareholder proposals and makes recommendations to the Board for action on such proposals.

      Pursuant to the NASD listing requirements, all of the members of the Nominating and Corporate Governance Committee met regularly without the presence of management directors on an informal basis and met at least twice during 2004.

      Attendance at Board, Committee and Annual Shareholders’ Meetings. The Board held five meetings in 2004. All directors are expected to attend each meeting of the Board and the committees on which he or she serves, and are also expected to attend the Annual Shareholders’ Meeting. In 2004, except for Mr. Moore, no director attended less than 75% of the meetings of the Board and the committees on which he or she served. Directors are encouraged to attend the annual meeting of shareholders, and four directors attended the 2004 Annual Shareholders’ Meeting.

Shareholder Communications

      The Board believes that it is important for shareholders to have a process to send communications to the Board. Accordingly, shareholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to the Secretary of the Company at 23000 Euclid Avenue, Euclid, Ohio 44117. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Compensation of the Board of Directors

      The Company compensates non-employee directors for serving on the Board of Directors and reimburses them for expenses incurred in connection with Board of Directors meetings. During 2004, each non-employee director received as an annual retainer a grant of 2,000 restricted shares of Common Stock. The restricted shares were granted in accordance with the Company’s Amended and Restated 1998 Long-Term Incentive Plan. The non-employee directors also received a $2,000 fee per Board meeting attended, or a $500 fee per Board meeting attended telephonically, and a $500 fee per committee meeting attended. Mr. Wert receives an annual reimbursement of $3,140 for a club membership.

Company Affiliations with the Board of Directors and Nominees

      The following affiliation exists between the Company and nominees or directors:

      Mr. Auletta served as President of KeyBank National Association in 2004 and is currently President Emeritus of KeyBank. The Company has a secured $200,000,000 revolving credit facility of J. P. Morgan Chase Bank, N.A. (successor by merger to Bank One, N.A.), as lead arranger and lender. KeyBank is a participant in this credit facility in the amount of approximately $38 million as syndication agent and lender. KeyBank received interest income and fee income during 2004 from the Company.

Compensation Committee Interlocks and Insider Participation

      The members of the Company’s Compensation Committee during 2004 were Messrs. Hatch, Selhorst and Wert. No current or former officer or employee of the Company served on the Compensation Committee during 2004.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Summary of Compensation

      The following table sets forth the respective amounts of compensation paid to the Chairman of the Board and Chief Executive Officer and the four other highest paid executive officers of the Company (collectively, the “Named Executive Officers”) for each of the years indicated.

					Long-Term
					Compensation

				Restricted	Securities
	Annual Compensation			Stock	Underlying
Name and				Awards	Options/	All Other
Principal Position	Year	Salary($)	Bonus($)	($)(1)	SARs(#)(2)	Compensation($)(3)

Edward F. Crawford	2004	750,000	806,480		0	58,537
Chairman of the Board	2003	750,000	304,000		0	57,339
and Chief Executive Officer	2002	450,000	0		0	57,339

Matthew V. Crawford	2004	250,000	50,000		0	5,044
President and	2003	218,750	25,000		0	4,926
Chief Operating Officer	2002	156,250	0		0	4,051

Richard P. Elliott	2004	300,000	30,000		0	5,152
Vice President and	2003	285,417	10,000		0	5,052
Chief Financial Officer	2002	275,000	0		0	4,962

Patrick W. Fogarty	2004	220,000	30,000	28,410	0	5,062
Director of Corporate	2003	210,000	10,000		0	4,962
Development	2002	200,000	0		0	4,944

Robert D. Vilsack(4)	2004	200,000	30,000	28,410		5,002
Secretary and General Counsel	2003	190,000	25,000		25,000	4,008
	2002	19,487	0		0	0

(1)	Dollar amount represents the value, as of the date of grant, of restricted shares of Common Stock of the Company, granted to each of Messrs. Fogarty and Vilsack. The number of restricted shares and the value of the restricted shares at December 31, 2004 held by each of Messrs. Fogarty and Vilsack at the end of the last fiscal year was 3,000 and $77,430, respectively. The restricted shares vest to the extent of 33 1/3% of the subject shares after one year from the date of grant, 66 2/3% after two years from the date of grant and 100% after three years from the date of grant. Dividends are paid on restricted shares to the same extent that dividends are paid on the Company’s Common Stock.

(2)	Reflects the number of shares of Common Stock of the Company covered by stock options granted during the years shown. No stock appreciation rights (“SARs”) were granted to the Named Executive Officers during the years shown.

(3)	For the year ended December 31, 2004, all other compensation includes: (a) contributions made by the Company under the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries in the amount of $4,100 for each Named Executive Officer; and (b) life, accidental and long-term disability insurance premiums along with imputed insurance costs in the amount of $54,437 for Mr. E. Crawford, $944 for Mr. M. Crawford, $1,052 for Mr. Elliott, $962 for Mr. Fogarty, and $902 for Mr. Vilsack.

(4)	Mr. Vilsack was appointed Secretary and General Counsel in December 2002.

Stock Based Compensation, Including Options

      The Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (the “1998 Plan”) permits the granting of stock options (either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code or nonstatutory stock options), stock appreciation rights, restricted shares, performance shares or stock awards. The 1998 Plan is administered by the Compensation Committee of the Board of Directors, which has authority to select officers and key employees to be participants and to determine the type and number of awards to be granted.

      The number of shares currently available for grant under the 1998 Plan shall not exceed 1,650,000, subject to adjustment under certain circumstances when the number of outstanding shares changes. The option price for stock options granted under the 1998 Plan is fixed by the Compensation Committee, but in no event will it be less than the fair market value of the Company’s Common Stock on the date of grant. The 1998 Plan continues in effect until terminated by the Board of Directors.

      The Compensation Committee did not grant stock options to the Named Executive Officers of the Company under the 1998 Plan during 2004. The following table sets forth information regarding the value of unexercised options as of December 31, 2004.

Aggregated Option/ SAR Exercises in Last Fiscal Year

and December 31, 2004 Option/ SAR Values

Value of
			Number of	Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			December 31, 2003	December 31, 2004
	Shares	Value	#	$
	Acquired	Realized	Exercisable/	Exercisable/
Name	on Exercise	$	Unexercisable	Unexercisable(1)

Edward F. Crawford	None	N/A	300,000/0	$7,170,000/0
Matthew V. Crawford	None	N/A	275,000/0	$6,572,500/0
Richard P. Elliott	None	N/A	5,000/0	$119,500/0
Patrick W. Fogarty	13,000	$286,650	29,000/0	$693,100/0
Robert D. Vilsack	5,000	$106,600	3,333/16,667	$74,893/363,907

(1)	The “Value of Unexercised In-the-Money Options/ SARs at December 31, 2004” was calculated by determining the difference between the fair market value of the underlying Common Stock at December 31, 2004 (the Nasdaq closing price of the Common Stock on December 31, 2004 was $25.81) and the exercise price of the option. An option is “In-the-Money” when the fair market value of the underlying Common Stock exceeds the exercise price of the option.

Compensation Committee Report

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2004.

What is the Company’s philosophy of executive officer compensation?

      The Committee has structured its executive compensation program to support the objectives and entrepreneurial culture of the Company. The Company’s compensation program for executives consists of three key elements:

•	a base salary,

•	a performance-based annual bonus, and

•	periodic grants of stock based compensation (options, restricted shares, etc.).

      Under this approach, a substantial proportion of executive pay (bonus and stock-based compensation) is “at risk”. The variable annual bonus is based, in significant part, on Company performance. Stock-based compensation relates a significant portion of long-term remuneration directly to stock price appreciation and aligns the interests of executives with the interests of the Company’s shareholders. We believe that this three-part approach best serves the interests of the Company and its shareholders.

      Base salary. Base salaries for the Company’s executive officers, other than the Chief Executive Officer, including any annual or other adjustments, are determined after taking into account recommendations by the Chief Executive Officer, after considering such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer and the length of the officer’s service.

      Annual Bonus. Awards of annual bonuses to executive officers, other than the Chief Executive Officer, are determined after taking into account recommendations by the Chief Executive Officer. In making his recommendations, the Chief Executive Officer considers the performance of the Company in meeting financial targets and each executive’s individual efforts unrelated to Company financial performance. The financial targets are based on one or more of the following business criteria:

•	net income,

•	earnings before interest, taxes, depreciation and amortization,

•	return on assets,

•	earnings per share, or

•	any combination of the above.

      Stock-Based Compensation. Awards of stock-based compensation to executive officers, other than the Chief Executive Officer, are determined after taking into account recommendations by the Chief Executive Officer.

      All decisions to grant stock-based awards are in the sole discretion of the Compensation Committee. While such awards typically vest over a three-year period, awards granted to certain executive officers may have shorter vesting periods.

How is the Company’s Chief Executive Officer compensated?

      Mr. Crawford received a base salary of $750,000 for 2003. After review, the Compensation Committee determined that Mr. Crawford’s salary should not be increased for 2004.

      Mr. Crawford is eligible to receive an annual bonus and stock-based compensation. Annual bonuses for Mr. Crawford are generally based upon the Company meeting certain performance targets. The Compensation Committee determined that the performance target for net income was met and Mr. Crawford was awarded a bonus in the amount of $806,480 for the year ended December 31, 2004. Mr. Crawford received no new awards of stock-based compensation in 2004.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly-compensated executive officers as of the end of any fiscal year. However, the status exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

      The Compensation Committee believes that it is generally in the Company’s best interests to attempt to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Board and the Compensation Committee have expressly reserved the authority to award non-deductible compensation in appropriate circumstances.

      During 2004, the members of the Compensation Committee were:

Lewis E. Hatch, Jr.
Lawrence O. Selhorst, Chairman
James W. Wert

AUDIT COMMITTEE

Audit Committee Report

      The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. The Committee selects the independent auditors. The Committee is composed of four directors, each of whom is independent as defined under the NASD listing requirements and SEC rules. Currently, the Audit Committee is composed of Messrs. Hatch, Auletta, Greene and Wert. The Committee operates under a written charter adopted by the Board of Directors.

      Management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

      In connection with these responsibilities, the Committee met with management and Ernst & Young LLP to review and discuss the audited consolidated financial statements for the year ended December 31, 2004. The Committee discussed with Ernst & Young LLP their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has received the written disclosures and the letter from Ernst & Young LLP required by Rule 3600T of the Public Company Accounting Oversight Board, which adopted on an interim basis, Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with Ernst & Young LLP its independence from management and has considered the compatibility of nonaudit services with the auditors’ independence.

      The Committee meets with the internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004. We also selected Ernst & Young LLP as the Company’s independent auditors for 2005.

The Audit Committee
Lewis E. Hatch, Jr., Chairman
Patrick V. Auletta
Kevin R. Greene
James W. Wert

Independent Auditor Fee Information

Audit and Non-Audit Fees

      The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements in each of the last two fiscal years:

	2004	2003

Audit fees	$1,214,000	$568,500

Audit-related fees	$58,000	$48,000

Tax fees	$65,000	$67,250

All other fees	$0	$0

	$1,337,000	$683,750

      Fees for audit services included fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits required internationally, services associated with the Company’s issuance of 8.375% Senior Subordinated Notes due 2014 and the audit of management’s assessment of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees principally included fees in connection with pension plan audits and accounting consultations. Tax fees included tax compliance and tax planning.

Pre-approval policy

      In accordance with SEC rules issued pursuant to the Sarbanes-Oxley Act of 2002, which were effective as of May 6, 2003 and require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by the Company’s independent auditor, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by the Company’s independent auditor prior to the commencement of the specified services.

      Since May 6, 2003, 100% of the services described in “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were pre-approved by the Audit Committee in accordance with the Company’s formal policy on auditor independence.

Appointment of Independent Auditors

      The Audit Committee has appointed Ernst & Young LLP, registered independent public accounting firm, to audit and report on the consolidated financial statements of the Company for the fiscal year ending December 31, 2005 and to perform such other services as may be required of them. In making the appointment, the Audit Committee reviewed both the audit scope and estimated fees of Ernst & Young for the audit of the 2004 financial statements.

      Representatives of Ernst & Young LLP will have an opportunity to make a statement at the Annual Meeting, if they so desire, and will be available to respond to appropriate shareholders’ questions.

PERFORMANCE GRAPH

      The graph and chart set forth below compare the cumulative total shareholder return of the Company’s Common Stock for the five years ended December 31, 2004 to (a) the Total Return Index for the Nasdaq Stock Market (U.S. Companies), and (b) the S&P SmallCap Performance 600. In all cases shown, the chart assumes the investment of $100 on December 31, 1999 and the reinvestment of all dividends.

      The Company has chosen the data represented in the S&P SmallCap Performance 600 Index as an index of issuers with similar market capitalizations because the Company does not believe it can reasonably identify a peer group or select an appropriate published industry or line-of-business index. Such industry or line-of-business indices are comprised primarily of either retailers or manufacturers whose business is not substantially similar to the Company’s businesses.

Comparison of Five-Year Cumulative Total Return

Park-Ohio, Nasdaq Stock Market (U.S. Companies) and
S&P Small Cap Performance 600 Index

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

Park-Ohio Holdings Corp.	100.0	49.4	32.2	42.1	74.9	261.4

Nasdaq Stock Market (US Companies)	100.0	60.3	47.8	33.1	49.4	53.8

S&P Small Cap Performance 600	100.0	111.0	117.4	99.4	136.7	166.2

(1)	The index is issued by the University of Chicago Graduate School of Business, Center for Research in Security Prices.

CERTAIN TRANSACTIONS

      Park-Ohio Industries, Inc. or General Aluminum Mfg. Company (“General Aluminum”), a wholly-owned subsidiary of the Company, leases space in three buildings in Conneaut, Ohio: (a) a 91,300 square foot facility owned by a company owned by Mr. M. Crawford, at a monthly rent of $30,400; (b) an additional 70,000 square foot attached facility owned by the same company, at a monthly rent of $10,000; and (c) a separate 50,000 square foot facility owned by the spouse of Mr. E. Crawford, at a monthly rent of $4,000. In addition, General Aluminum leases a 125,000 square foot facility in Huntington, Indiana from a company owned by Mr. E. Crawford, at a monthly rent of $9,000.

      Park-Ohio Products, Inc., a wholly-owned subsidiary of the Company, leases a 150,000 square foot facility in Cleveland, Ohio at a monthly rent of $26,423. This facility is owned by a company whose shareholder is Mr. M. Crawford. This lease has been approved by the Company’s directors.

      The Company believes that the foregoing transactions were all on terms at least as favorable to the Company as if negotiated on an arm’s-length basis with unrelated third parties.

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

      2006 Proposals. Any shareholder who intends to present a proposal to include in the proxy materials for the 2006 annual meeting must comply with Rule 14a-8 of the SEC. To have the proposal included in the Company’s proxy statement and form of proxy for that meeting, the shareholder must deliver the proposal in writing by December 15, 2005 to the Secretary of the Company, at 23000 Euclid Avenue, Euclid, Ohio 44117.

      Advance Notice Procedures. Under Company bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or otherwise brought before the meeting by or at the direction of the Board of Directors or by a shareholder who has delivered written notice to the Secretary of the Company not less than sixty days nor more than ninety days before the meeting. If there was less than seventy-five days notice or prior public disclosure of the date of the meeting given or made to the shareholders, then in order for the notice by the shareholder to be timely it must be received no later than the close of business on the fifteenth day after the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

ANNUAL REPORT

      The Annual Report of the Company for the year ended December 31, 2004 is being mailed to each shareholder of record with this Proxy Statement. Additional copies may be obtained from the undersigned.

PARK-OHIO HOLDINGS CORP.

ROBERT D. VILSACK
Secretary and General Counsel

April 14, 2005

Directions to The Manor
24111 Tungsten/Rockwell Road
Euclid, Ohio 44117

The Manor is in Heritage Business Park, on the North Side of Euclid Avenue just East of the Park-Ohio Headquarters, between Babbitt Road and East 222.

ê Please fold and detach card at perforation before mailing. ê

P

R

O

X

Y

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES BELOW, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

If this Proxy is properly executed and returned, shares represented hereby will be voted in the manner specified by the shareholder. If no specification is made, shares will be voted for the election of the persons nominated as directors pursuant to the Proxy Statement

1.	THE ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as otherwise marked below)	☐	WITHHOLD Authority to vote for all nominees listed below

Edward F. Crawford, Kevin R. Greene, Ronna Romney

(Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee’s name)

2.	THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.

(Continued, and to be signed on reverse)

c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

ê Please fold and detach card at perforation before mailing. ê

Park-Ohio Holdings Corp.	Proxy

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Lewis E. Hatch, Jr. and James W. Wert or either of them, are hereby authorized, with full power of substitution, to represent and vote the Common Stock of the undersigned at the annual meeting of shareholders of Park-Ohio Holdings Corp. to be held at The Manor, 24111 Tungsten/Rockwell Road, Euclid, Ohio 44117 on May 26, 2005, and any and all adjournments, postponements or continuations thereof.

DATE:	,2005

(Sign here)
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Directions to The Manor
24111 Tungsten/Rockwell Road
Euclid, Ohio 44117

The Manor is in Heritage Business Park, on the North Side of Euclid Avenue just East of the Park-Ohio Headquarters, between Babbitt Road and East 222.

ê Please fold and detach card at perforation before mailing. ê

Confidential Voting Instruction Form

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES BELOW, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

If this Confidential Voting Instruction Form is properly executed and returned, shares represented hereby will be voted in the manner specified by the participant.

1.	THE ELECTION OF DIRECTORS

☐	FOR all nominees listed below	☐	WITHHOLD Authority
	(except as otherwise marked below)		to vote for all nominees listed below

Edward F. Crawford, Kevin R. Greene, Ronna Romney

(Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee’s name)

2.	THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.

(Continued, and to be signed on reverse)

c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

ê Please fold and detach card at perforation before mailing. ê

Park-Ohio Holdings Corp.	Confidential Voting Instructions

CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
To Charles Schwab Retirement Plan Services, Trustee of the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries (the “Plan”): The undersigned, a participant in the Plan, hereby directs the Trustee to vote in person or by proxy (a) all common shares of Park-Ohio Holdings Corp. credited to the undersigned’s account under the Plan on the record date (“allocated shares”); and (b) the proportionate number of common shares of Park-Ohio Holdings Corp. allocated to the accounts of other participants in the Plan, but for which the Trustee does not receive valid voting instructions (“non-directed shares”) and as to which the undersigned is entitled to direct the voting in accordance with the Plan provisions at the annual meeting of shareholders of Park-Ohio Holdings Corp. to be held at The Manor, 24111 Tungsten/Rockwell Road, Euclid, Ohio 44117, on May 26, 2005, and any and all adjournments, postponements, or continuations thereof. Under the Plan, shares allocated to the accounts of participants for which the Trustee does not receive timely directions in the form of a signed voting instruction card are voted by the Trustee as directed by the participants who timely tender a signed voting instruction card. By completing this Confidential Voting Instruction Form and returning it to the Trustee, you are authorizing the Trustee to vote allocated shares and a proportionate amount of the non-directed shares held in the Plan. The number of non-directed shares for which you may instruct the Trustee to vote will depend on how many other participants exercise their right to direct the voting of their allocated shares. Any participant wishing to vote the non-directed shares differently from the allocated shares may do so by requesting a separate voting instruction card from the Trustee at 800-724-7526.

DATE:	,2005

(Sign here)
NOTE: Please sign exactly as name appears hereon.